Exhibit 99.1

ARCP Provides Update on Business Priorities, Lender Consent and Dividend
Board of Directors outlines strategic priorities for the ARCP and Cole Capital businesses
Portfolio status review confirms the strength and diversity of assets in ARCP’s portfolio
Lender waiver and extensions granted to allow additional time for the delivery of ARCP’s financial statements
NEW YORK, NY December 24, 2014 - American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) today outlined its Board of Directors’ business priorities for the Company moving forward and announced that it has concluded a status evaluation of the properties in ARCP’s portfolio. Additionally, ARCP announced that it has obtained an additional lender waiver and extension for reporting third quarter 2014 and full year 2014 financial statements. While ARCP has agreed pursuant to the waiver and extension that it will not pay a dividend on its common stock until its financial statements have been delivered, following the delivery of its financial statements ARCP intends to review its dividend policy and pay a common stock dividend in line with its industry peers.

Update on Business Priorities
The ARCP Board of Directors is taking actions that are intended to strengthen the business and maintain ARCP’s position as a leading net-lease REIT in order to provide long-term value to stockholders. Working with its advisors, the Board has developed an initial list of priority areas for its review. The evaluation will seek to best position ARCP and Cole Capital® for future growth and may be further refined as the Board’s review continues. The initial list of business review priorities includes:

•	Evaluate capital structure and allocation of capital to drive stockholder returns;

•	Actively manage real estate assets in ARCP’s portfolio;

•	Stabilize and grow Cole Capital’s non-traded REIT business;

•	Enhance financial and operating information systems to be best-in-class;

•	Review and optimize organizational structure and G&A expenses; and

•	Manage liabilities and cash flow during the review.

William Stanley, interim Chairman and Chief Executive Officer, said, “The Board of Directors is focused on strengthening ARCP and generating cash flows to protect and grow investor capital. We are also evaluating the best strategies to stabilize and grow Cole Capital, an important business with strong prospects. The priorities we have outlined today will serve as the framework around which we seek to accomplish these objectives. We will continue to evaluate the best path forward for ARCP, building on our strategic priorities to enhance stockholder value.”
In addition to its business review, the Compensation Committee of the ARCP Board of Directors has retained Korn Ferry and commenced the search for a Chief Executive Officer and an independent, non-executive Chairman of the Board, which the Committee will seek to conclude as expeditiously as possible.

Conclusion of Portfolio Review
ARCP has concluded a review of its portfolio that included mass abstraction, document collection and lease validity evaluation to confirm the ownership status of ARCP’s portfolio and that the respective tenants occupying these properties are under leases that are valid. This review was undertaken by ARCP to re-confirm ownership status of ARCP’s portfolio and status of property leases.
Upon receipt of the portfolio review results, the Board of Directors has confirmed the composition of ARCP’s portfolio including its existing leases and the validity of tenant-generated cash flows. Consistent with ARCP’s long-standing investment strategy, the review validated the high-quality, diverse composition of ARCP’s net-lease portfolio comprised of credit quality tenants in desirable locations across the United States. Collectively, these assets provide strong, predictable cash flows that contribute to the strength of ARCP’s balance sheet.
Lender Waiver and Extension for Reporting Financial Statements
On December 23, 2014, ARCP received an additional consent and waiver from the lenders under its unsecured credit facility for a further extension regarding the delivery of its 2014 third quarter financial statements, and certain certifications regarding its previously delivered 2014 first quarter and second quarter financial statements and other financial deliverables that ARCP had agreed to provide under the consent, waiver and amendment obtained from the lenders in November 2014, until the earlier of March 2, 2015 and 45 days following the receipt of a notice from the applicable trustee or the requisite percentage of holders under ARCP’s respective indentures. Additionally, ARCP has received an extension from its lenders for the delivery of its full year 2014 audited financial statements until the earlier of the date that ARCP files its Form 10-K with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2014 and March 31, 2015. ARCP has similar obligations to deliver this financial information under the indentures for its outstanding senior and convertible notes.
As part of the consent and waiver, ARCP agreed to permanently reduce the maximum amount of indebtedness under its credit facility to $3.6 billion, including the elimination of the $25 million swingline facility. Currently, ARCP has approximately $3.2 billion outstanding under its credit facility and in excess of $250 million of cash on hand. In addition, ARCP has agreed that, until the date that all of the financial deliverables referenced above have been delivered, no further loans or letters of credit will be requested under its credit facility. There will also continue to be a permanent covenant requiring ARCP to maintain a $10.5 billion unencumbered asset pool. ARCP has agreed to provide additional financial and other information to the lenders from time to time. In connection with the consent and waiver, ARCP paid certain customary fees to consenting lenders and agreed to reimburse certain customary expenses of the arrangers with respect to the consent and waiver.
Dividend Policy
ARCP has agreed that, until it has delivered its 2013 financial statements, 2014 financial statements and related compliance certificates, neither it nor its subsidiary, ARC Properties Operating Partnership, L.P., will pay any dividends on, or make any other Restricted Payment (as defined in the credit agreement governing ARCP’s credit facility) on, its respective common equity. Following the delivery of its financial statements ARCP will reevaluate a reinstatement of its dividend at a rate that is in line with its industry peers.
Additionally, on January 15, 2015, ARCP will pay a dividend to holders of its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock"), in respect of the period commencing December 15, 2014 through January 14, 2015. Holders of record of the Series F Preferred Stock on January 1, 2015 will be eligible to receive such dividend. The dividend for the Series F Preferred Stock accrues daily on a 360-day annual basis equal to an annualized dividend rate of $1.675 per share, or $0.1395833 per 30-day month.

Update on Audit Committee Investigation
The Audit Committee of ARCP’s Board of Directors continues to work with its external advisors to complete its previously announced investigation and any necessary restatements of ARCP’s financial statements as soon as possible and, in any event, within the consent period.
About ARCP
ARCP is a leading, self-managed commercial real estate investment trust ("REIT") focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The forward-looking information set forth herein is subject to various assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking information, including ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed in this press release; the timing and definitive findings of the Audit Committee’s investigation, and whether any additional accounting errors or other issues are identified; the timing and impact on ARCP’s previously reported net loss and AFFO of the re-filing of ARCP’s financial statements; negative reactions from ARCP’s creditors, stockholders, or business partners to the findings of the Audit Committee’s investigation or the re-filing of its financial statements; the results of the reevaluation of ARCP’s internal controls over financial reporting and disclosure controls and procedures and the timing and expense of any necessary remediation of control deficiencies; and the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the Audit Committee’s investigation or ARCP’s re-filing of its financial statements. All of the forward-looking statements made herein are qualified by the above cautionary statements and those made in the “Risk Factors” section of ARCP’s Annual Report on Form 10-K for the year ended December 31, 2013 and ARCP’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Media Contact:
Andy Merrill
212-886-9304